EXHIBIT 10.35

                                 BLITZ MARKETING
                                    AGREEMENT

THIS AGREEMENT made this November 19th, 1998, by and between Blitz Marketing, inc. and FLEX MARKETING, INC., a National Boston Medical Co. ("Client").

WHEREAS, Client is in the business of selling its products and/or services via direct marketing to consumers who respond to television or print advertising using toll-free telephone numbers ("Customers"); and

WHEREAS, Blitz Marketing is engaged in the business of marketing discount buying club memberships; and

WHEREAS, Client desires to make available the discount buying club memberships offered by Blitz Marketing to its Customers; and

WHEREAS, Some Customers will elect to purchase Blitz Marketing discount club memberships ("Members").

NOW, THEREFORE, in consideration of the mutual undertakings hereinafter set forth and other good and valuable consideration, the parties agree as follows:

1.   Client's Duties.

           (a) Client shall, at its sole expense, market the discount buying club memberships listed in Schedule A attached hereto ("Services") to all Customers. The parties understand and agree that the products and services included in the Services may change at the sole discretion of Blitz Marketing. In such a case, Blitz Marketing shall provide to Client an amended Schedule A, and those products and services shall be included under the definition of "Services" as used herein and subject to the terms and conditions of this Agreement.

           (b) Client will cause its inbound telemarketing service to read to every Customer at the end of the inbound script Client provides to its service, the script attached hereto as Schedule B (or as amended from time to time at Blitz Marketing's sole discretion), or other marketing materials provided by Blitz Marketing ("Offer"). Client shall not amend, alter or edit such script or other marketing materials without Blitz Marketing's prior written approval. Client will not offer or market Services to any person or entity other than its Customers without the prior written consent of Blitz Marketing.

           (c) Client shall cause its inbound telemarketing service to provide to Blitz Marketing (or its designee) daily, except on weekends and holidays, via electronic medium the following information for those Customers who purchase Services ("Memberships"): (i) name; (ii) address; (iii) telephone number; and
(iv) credit card type, number and expiration date. Blitz Marketing acknowledges and agrees that Client will have no obligation to provide to blitz Marketing information about sales of Client's products via direct response advertisement.

           (d) Client shall provide to Blitz Marketing by facsimile transmission a daily report showing the number of Offers made and Memberships sold for each of Client's products.


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2.   Blitz Marketing's Duties.

           (a) Blitz Marketing will provide to Client a telemarketing script and./or other marketing materials for use with in marketing the Services.

           (b) Blitz Marketing, at its sole expense, will perform all fulfillment activities in connection with the Memberships, including providing the buying club services, customer service, processing cancellations, issuing refunds and collecting membership fees.

           (c) Blitz Marketing shall pay to Client a $12.50 fee (the "Signup Fee") for each new membership generated by Client. Client is responsible for all telemarketing charges incurred for the reading of the script to its Customers.

           Blitz Marketing shall Reimburse client, from the Signup Fee for Telemarketing Fees to include: per read charges by Answering Service plus any additional fees charged by the Answering Service for including the Script and providing reports to Blitz Marketing.

           Client Shall invoice Blitz Marketing bi-weekly for the prior two weeks activities for Telemarketing Fees as specified above. Blitz Marketing shall pay client for the Telemarketing Fees within 15 days of receipt of invoice.

           Client Payment for the balance of the Signup Fee of Memberships shall be made on a monthly basis 45 days after the end of each month.

           (d) Blitz Marketing shall pay to Client $10.00 per renewed Membership ("Renewal Fee") that is renewed annually. Payment of the Renewal Fees will be made 45 days after the completion of each renewal year for each Membership.

3.   Indemnities.

           (a) Blitz Marketing shall indemnify and hold harmless Client, as well as the employees, officers, directors and agents of Client from and against any actual or threatened claims, damages, charges, judgments, liabilities and expenses actually and reasonably incurred by or imposed against Client, including Client's actual attorneys' fees arising from a breach by Blitz Marketing of its warranties and representations contained in this Agreement.

           (b) Client shall indemnify and hold harmless Blitz Marketing, as well as the employees, officers, directors and agents of Blitz Marketing from and against any actual or threatened claims, damages, charges, judgments, liabilities and expenses actually and reasonably incurred by or imposed against Blitz Marketing, including Blitz Marketing's actual attorneys' fees arising from a breach by Client of its warranties and representations contained in this Agreement.

4.   Non-compete.

           During the term of this Agreement and for one year thereafter, neither Client nor any of its affiliates or subsidiaries shall, directly or indirectly, alone or in connection with others, purchase market, administer, permit the marketing of or otherwise make available to Members or Customers any products, programs or consumer membership services similar to those listed in Exhibit A hereto.



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5.   Confidentiality.

           The parties shall hold in strict confidence and will not use otherwise than in connection with this Agreement all non-public, proprietary, and other confidential information with regard to the business operations of the other party, including, but not limited to, pricing, scripts, vendor networks, financial information, plans and strategies furnished to the other party or which become known to such party because of this Agreement. Nothing herein shall apply to information that is publicly available, acquired form any third-party without any obligation to maintain confidentiality, or is independently developed by the receiving party without use of any confidential information of the disclosing party. Nothing herein shall prohibit the receiving party from disclosing any confidential information to its auditors, tax consultants, or attorneys or the filing of documents as required by law.

6.   Intellectual Property.

           This Agreement shall not convey any license to Blitz Marketing or Client to use the other party's trademarks or copyrights, other than in connection with the performance of the obligations hereunder. All right, title and interest in and to any trademarks or copyrights owned by Blitz Marketing is and shall remain the sole property of Blitz Marketing and neither Client, nor any third party shall acquire any right, title or interest in such trademarks or copyrights. Client agrees not to dispute or challenge the validity of or contest the rights of Blitz Marketing in or to any of its trademark or copyrights.

7.   Term.

           The term of this Agreement shall be one year from the date of execution and shall automatically renew for successive one-year periods unless either party gives written notice of termination 30 days prior to the end of any one-year period. Upon notice of termination by either party, Client shall immediately stop reading Blitz Marketing's script, and Blitz Marketing shall not be responsible for further payment of fees hereunder.

8.   General Provisions.

           (a) Neither party is the employee, partner, joint venture, agent or legal representative of the other party for any purpose, nor shall either party have the authority to enter into any contracts in the name or on behalf of the other party.

           (b) This Agreement may be assigned only upon the written agreement of both parties. This Agreement and the rights and obligations herein shall bind and inure to the benefit of the successors and permitted assigns of the parties.

           (c) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous proposals both oral and written and all other communication between the parties.

           (d) This Agreement shall be governed by and construed in accordance with the laws of the state of California (without regard to conflicts of law principles) and the parties hereby consent to the jurisdiction of the California state or federal courts located in Los Angeles Country, California over all matters relating to this Agreement.



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           (e) This  Agreement  may not be  amended,  modified  or  supplemented except by written agreement signed by each party. The waiver of any party hereto of a breach of any provision of this Agreement shall not operate as a waiver of any subsequent breach.

           (f) The provisions of paragraph 3, 4, 5 and 6 shall survive the ter-mination or expiration of this Agreement.

           (g) Should any part of this Agreement be held invalid, such decision shall not affect the validity of any remaining portion, all remaining portions shall remain in effect as if this Agreement has been executed without the invalid portion.

           IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date first written above.

                                        BLITZ MARKETING, LLC


By: /s/ Ernest Zavoral                  By: /s/Brian McGregor
-----------------------                 -------------------------
FLEX MARKETING, INC.
11-13-98



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                                   Schedule A

The CONNECTIONS Discount Buying Service currently includes significant discounts on the following products/services:

           Movie Tickets

           New Cars

           Travel

           Mortgage Reduction

           Home Purchases/Sales

           prescriptions, Contact Lens, Vitamins, Eye Wear

           Video Rentals and Purchases

           Books

           Music CDs and Cassettes

           Toys and Games

           Restaurants

           Theme Parks

           Activities Information Hotline

           Discount Shopping Service for Electronics, Computers, Appliances, Home Office, Furniture and Home Entertainment Products

Among other products/services.